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                                                                     EXHIBIT 8.1

                           GIBSON, DUNN & CRUTCHER LLP
                                     LAWYERS
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
            333 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3197
                                  (213)229-7000
                               WWW.GIBSONDUNN.COM

                                November 17,2003

DIRECT DIAL                                                           CLIENT NO.
(213) 229-7000                                                     C 03702-00014
FAX NO.


Apria Healthcare Group Inc.
26220 Enterprise Court
Lake Forest, CA 92630

      Re:   Apria Healthcare Group Inc. 3-3/8% Convertible Senior Notes Due 2033

Ladies and Gentlemen:

      We have acted as counsel to Apria Healthcare Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and its filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the 3-3/8% Convertible Senior Notes Due 2033 issued by the Company (the "Notes") and the associated shares of the Company's common stock, par value $0.001 per share, into which the Notes are convertible.

      In connection with this opinion, we have examined and relied upon originals or copies of (i) the Registration Statement, (ii) the Offering Memorandum, dated August 15, 2003 (the "Offering Memorandum"), relating to the Notes, (iii) the Purchase Agreement, dated August 15, 2003, by and between Bank of America Securities LLC ("BofA Securities") and the other limited partners identified in the Offering Memorandum, all as the initial purchasers, and the Company, and (iv) such other documents, analyses, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied upon statements and representations made to us by representatives of the Company and of BofA Securities. For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the documents, analyses, records, statements, and representations referred to above.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

         LOS ANGELES NEW YORK WASHINGTON, D.C. SAN FRANCISCO PALO ALTO
          LONDON PARIS MUNICH ORANGE COUNTY CENTURY CITY DALLAS DENVER

Apria Healthcare Group Inc.
November 17, 2003
Page 2

      On the basis of the statements, representations, qualifications and assumptions contained in the foregoing materials, we hereby confirm that the discussion set forth in the Registration Statement under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" regarding the United States federal income tax consequences of the acquisition, ownership and disposition of the Notes and the Company common stock into which the Notes are convertible constitutes, in all material respects, a fair and accurate summary of the matters of United States federal income tax law referred to therein.

      This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Notes or of any transaction related to or contemplated by such issuance.

      This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation SK under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                     Very truly yours,

                                     /s/ GIBSON, DUNN & CRUTCHER LLP
                                     GIBSON, DUNN & CRUTCHER LLP


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